Exhibit 10.20

PLEDGE AGREEMENT

                This Pledge Agreement (“Agreement”) is made and entered into as of this 27th day of September, 2000 (“Effective Date”) by and between Silicon Graphics, Inc., a Delaware corporation (“SGI”), and WARREN C. PRATT (“Pledgor”).

                RECITALS

                A.            SGI has agreed to make a loan (“Loan”) to Pledgor in the original principal amount of Two Hundred Fifty Thousand Dollars and 00/100 ($250,000.00) pursuant to the terms of that certain promissory note of even date herewith.

                B.            SGI has granted or may hereafter grant to Pledgor certain stock options for the purchase of shares of common stock of SGI pursuant to the terms and conditions of that certain Incentive Stock Option Grant Agreement and/or Non-qualified Stock Option Agreement, as the same may be amended from time to time (collectively, “Option Agreement”).

                C.            Pledgor now desires to pledge all of its right, title and interest in and to the Pledged Collateral (as defined below) to SGI upon the terms and conditions set forth hereinbelow.

                NOW, THEREFORE, Pledgor hereby covenants and agrees as follows:

                1.             Pledge of Collateral.  Pledgor hereby pledges, assigns, grants and delivers to SGI a security interest in all of Pledgor’s right, title and interest in and to the Option Agreement, all options and shares of common stock of SGI now or hereafter issued or issuable to Pledgor thereunder (“Shares”) and all cash and non-cash proceeds and substitutions thereof (collectively, the “Pledged Collateral”) as security for the prompt performance of Pledgor’s obligations under the Loan.  Pledgor’s stock options under the Option Agreement as of the Effective Date are more particularly set forth in Exhibit A attached hereto.

                2.             Pledgor’s Covenants.  Pledgor hereby represents, warrants and covenants to SGI as follows:

                                (a)           The Pledged Collateral is free and clear of any security interests, liens, encumbrances or other interests other than this Agreement.

                                (b)           Pledgor has full power and authority to create a lien on the Pledged Collateral in favor of SGI and no disability or contractual obligation exists which would prohibit Pledgor from pledging the Pledged Collateral pursuant to this Agreement.

                                (c)           Pledgor shall not assign, create or permit to exist any other claim to, lien or encumbrance upon, or security interest in any of the Pledged Collateral, and shall not permit Pledgor’s rights in the Pledged Collateral to be reached by attachment, levy or other judicial process.

                                (d)           At SGI’s request, Pledgor shall execute and acknowledge such other documents and instruments which SGI deems necessary or desirable to evidence, continue or preserve SGI’s security interest in the Pledged Collateral and/or to otherwise effect any of the terms of this Agreement.

                The foregoing representations, warranties and covenants shall survive the termination of this Agreement.

                3.             Payment of Proceeds.

                                (a)  With regard to the Balloon Payment Note, fifty percent (50%) of all monies or other proceeds payable to Pledgor in connection with the sale or transfer of any Shares shall be applied first to the payment of principal, accrued interest and other charges then outstanding under the Balloon Note; provided, however, that if SGI’s employment of Employee shall terminate or cease for any reason, whether voluntary or involuntary, and whether with or without cause, or if Pledgor shall be in default hereunder, all monies or other proceeds payable to Pledgor in connection therewith shall be applied to the payment of principal, accrued interest and other charges then outstanding under the Balloon Note.  Upon Pledgor’s payment to SGI of all principal, accrued interest and other charges under the Loan, the security interest created under this Agreement shall automatically terminate, and SGI shall promptly deliver to Pledgor all remaining Shares then held by SGI.

                                (b)  With respect to the concurrent exercise and disposition of Shares by “Same Day Sale,” Pledgor shall instruct Pledgor’s stock broker (“Broker”) to pay directly to SGI from Broker’s account an amount equal to the lesser of (i) the gross proceeds from the sale of such Shares, less applicable commissions, to the extent payable by Pledgor pursuant to subparagraph (a) above or (ii) the amount of principal, accrued interest and other charges then outstanding under the Loan.  SGI shall have no obligation to deliver the Shares to Broker unless and until SGI receives written confirmation from Broker that the foregoing payment shall be promptly made by Broker to SGI.

                                (c)  With respect to the exercise of Shares by “Cash Exercise,” the exercise price paid by Pledgor shall be applied to the payment of the exercise price for such Shares, the applicable shares of SGI’s common stock shall be issued and deemed delivered to Pledgor, and SGI shall retain possession of such shares until either (i) all principal, accrued interest and other charges under the Loan have been paid in full, in which event the security interest under this Agreement shall terminate as to all of the Shares, or (ii) the applicable proceeds from the sale of such Shares have been paid to SGI and applied to the payment of principal, accrued interest and other charges then outstanding under the Loan, in which event the security interest under this Agreement shall terminate as to such Shares sold by Pledgor.  If Pledgor desires to sell any such Shares, Pledgor shall instruct Broker to pay directly to SGI from Broker’s account an amount equal to the lesser of (i) the sales price of the Shares, less commissions, to the extent payable by Pledgor pursuant to subparagraph (a) above or (ii) the amount of principal, accrued interest and other charges then outstanding under the Loan.  SGI shall have no obligation to deliver the Shares to Pledgor or Broker unless and until SGI receives written confirmation from Broker that the foregoing payment shall be promptly made by Broker to SGI.

                                (d)  All instructions required to be submitted by Pledgor to Broker shall be irrevocable and in writing, with a copy thereof delivered concurrently to SGI.  All proceeds paid for the Shares (less commissions) and otherwise payable to SGI hereunder shall be deposited directly into the account of Broker for payment to SGI.  SGI’s delivery of any Shares to Broker shall be for the sole purpose of facilitating the sale of such Shares, and SGI’s security interest therein shall continue until Broker shall have paid to SGI all applicable sums as required hereinabove.

                4.             Events of Default.  Each of the following shall constitute an event of default (“Event of Default”) hereunder:

                                (a)           The failure by Pledgor to observe or perform any of the provisions of this Agreement or to pay any amount due under the Loan, including, without limitation, the Forgivable Note, and/or this Agreement.

                                (b)           The inaccuracy or breach of any warranty, representation or statement made or furnished to SGI by or on behalf of Pledgor.

                                (c)           The assignment for the benefit of creditors or the commencement of any proceeding under any bankruptcy or insolvency law by or against Pledgor.

                                (d)           The seizure or attachment of, or a levy on all or any portion of the Pledged Collateral.

                5.             SGI’s Remedies Upon Default.

                                (a)           Upon the occurrence of an Event of Default, SGI shall have the right to:

                                                (i)            Declare all of the obligations and liabilities of Pledgor under the Loan immediately due and payable.

                                                (ii)           Repurchase all or part of the Shares from Pledgor for a purchase price equal to the lesser of (i) the fair market value of such Shares as of the date of the Event of Default, or (ii) the fair market value of such Shares as of the date of repurchase.  The fair market value of the Shares, as of any date, shall be the closing price for a share of SGI’s common stock as reported in The Wall Street Journal or a similar readily available public source.  If no sales of Shares were made on such date, the fair market value of the Shares shall be determined using the closing price of a Share as reported for the preceding day on which a sale of Shares occurred.  Notwithstanding the foregoing, the fair market value of any stock options comprising Shares shall be determined using the fair market value of SGI’s common stock as of the applicable date set forth above less the applicable exercise price under such stock options and any costs incurred by SGI pursuant to subparagraph (b) below.

                                                (iii)          Exercise any and all rights of a secured party under the Uniform Commercial Code of the State of California which SGI, in its sole judgment,  deems necessary or appropriate, including without limitation the right to sell or otherwise dispose of all or any part of the Pledged Collateral.

                                (b)           After the repurchase, sale or transfer of any of the Pledged Collateral, SGI may deduct all reasonable attorneys’ fees, brokerage commissions and other expenses incurred by SGI in preserving, collecting, selling, repurchasing and/or delivering the Pledged Collateral and for enforcing its rights with respect to the Loan and this Agreement, and shall apply the residue of the proceeds to, or hold as a reserve against, the Loan in such manner as SGI in its reasonable discretion shall determine, and shall pay the balance, if any, to Pledgor.

                6              SGI’s Duties.  SGI shall have no duty or liability for the Pledged Collateral except for the exercise of reasonable care of the Pledged Collateral while in the possession of SGI.

                7.             General Provisions.

                                (a)           Successors and Assigns.  This Agreement shall bind and insure to the benefit of the respective heirs, successors and permitted assigns of each of the parties; provided, however, that neither this Agreement nor any rights hereunder may be assigned by Pledgor without SGI’s prior written consent, which consent may be granted or withheld in SGI’s sole discretion.

                                (b)           Severability of Provisions.  Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.  In case one or more of the provisions contained in this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, the invalidity, illegality or unenforceability of that provision shall not affect any other provision of this Agreement.

                                (c)           Joint and Several Obligations.  If Pledgor consists of more than one person, the obligations of Pledgor shall be the joint and several obligations of all such persons.  When the context and construction so require, all words used in the singular herein shall be deemed to have been used in the plural and the masculine shall include the feminine and neuter and vice versa.

                                (d)           No Waiver.  No delay or omission by SGI in exercising any right or remedy arising from any default of Pledgor shall be construed as a waiver of such default or as an acquiescence therein, nor shall any single or partial exercise thereof preclude any further exercise thereof.  SGI may, at its option, waive any of the conditions herein and any such waiver shall not be deemed the waiver of SGI’s rights hereunder.  The waiver of any Event of Default shall not be construed as any waiver of or acquiescence in or consent to any preceding or subsequent Event of Default by Pledgor hereunder.

                                (e)           Collection Costs.  Pledgor shall promptly pay SGI all reasonable attorneys’ fees and all costs and other expenses paid or incurred by SGI in enforcing or exercising its rights or remedies created by, connected with or provided in this Agreement, and payment thereof shall be secured by the Pledged Collateral.

                IN WITNESS WHEREOF, this Pledge Agreement has been executed as of the Effective Date.

PLEDGOR:

/s/ Warren C. Pratt

WARREN C. PRATT